PIZZA HUT NATIONAL PURCHASING COOP, INC.

        MEMBERSHIP SUBSCRIPTION AND COMMITMENT AGREEMENT

     This is a Membership Subscription and Commitment Agreement (the "Agreement") between the Pizza Hut National Purchasing Coop, Inc. (the "Pizza Hut Coop") and the undersigned member (the "Member"). In consideration of the transactions contemplated herein, including the issuance by the Pizza Hut Coop to the Member of shares of Pizza Hut Coop Common Stock, the Pizza Hut Coop and the Member, intending to be legally bound, hereby make this Agreement and set forth the terms and conditions of the purchase and sale of membership interests in the Pizza Hut Coop.

     1.     Subscription.   The  Member  desires  to   become   a
stockholder member of the Pizza Hut Coop. To become a stockholder member, the Member hereby subscribes for and agrees to purchase, as more particularly described in the current Membership Information Packet:

        X One share of Pizza Hut National Purchasing Coop, Inc. Membership Common Stock, no par value. (No more than one share of Membership Common Stock may be issued to any one person, entity or corporation or to certain groups of affiliated persons, entities or corporations.)

        X      Share(s) of  Pizza  Hut National Purchasing  Coop,
               Inc. Store Common Stock, no par value. (Each franchisee Member must purchase one share of Store Common Stock for each and every Pizza Hut retail outlet which such stockholder member owns and operates. Each licensee Member must purchase one share of Store Common Stock for each and every two non-traditional units which such stockholder member owns and operates, rounded up to the nearest whole number. Only holders of Membership Common Stock may purchase shares of Store Common Stock.)

     The Member represents that the Member is eligible to purchase the foregoing shares under the Pizza Hut Coop Bylaws.

     2. Payment for Shares. The Member has enclosed payment for the full purchase price of the shares subscribed for above, in the amount of $10 for the share of Membership Common Stock plus $400 per share for each share of Store Common Stock.

     3. Receipt of Disclosure. The Member acknowledges receipt of a current Membership Information Packet relating to the Pizza
Hut Coop's shares of Common Stock.

     4.    Purchase for Own Account.  The Member represents  that
(i) the Member has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of a purchase of the shares of Common Stock and
(ii) the shares of Common Stock will be purchased for the Member's own account and not with a view toward distribution which is prohibited.

     5.   Commitments.

          (a) The Member understands, acknowledges and agrees to coordinate all requests to Tricon Global Restaurants, Inc., and its affiliates, for supplier and distributor approval through the Pizza Hut Coop and/or the Unified FoodService Purchasing Coop, LLC (the "Unified Coop").

          (b) The Member understands, acknowledges and agrees to abide by the terms of the Pizza Hut Coop Bylaws, as amended from time to time, including the provisions regarding the distribution of any patronage dividends, as set forth in the Membership Information Packet. The Member further understands, acknowledges and agrees that the Member is hereby making certain purchase and other commitments to the Pizza Hut Coop and the Unified Coop and that the Member agrees to abide by and to fulfill such commitments in all respects. These commitments include purchasing "virtually all" of the Member's Goods and Equipment for use in the Member's Pizza Hut retail outlets, as set forth in the Bylaws and Membership Information Packet.

     6. Acceptance of Subscriptions. The Pizza Hut Coop reserves the right to accept or reject subscriptions for Membership and/or Store Common Stock in its sole discretion. If the Pizza Hut Coop rejects a subscription, the Pizza Hut Coop will promptly refund all subscription payments, without interest.

     7. Construction. This Agreement shall be governed by and construed (i) in accordance with the laws of the United States, and (ii) in accordance with the Pizza Hut Coop Certificate of Incorporation and Bylaws, as amended from time to time.

     8. Offering Made Only by Membership Information Packet. This is neither an offer to sell nor a solicitation of an offer to buy the common stock described in the Membership Information Packet. The offering is made only by the Pizza Hut Coop's current Membership Information Packet.

     9.   Effective  Date.   This  Agreement  is  effective  upon
execution by a duly authorized officer of the Pizza Hut Coop.

     10. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable, in any respect, the validity, legality and enforceability of that provision and of all other provisions of this Agreement shall in no other way be affected or impaired.

     11. Terms and Conditions. The Member is aware of and agrees to all of the terms and conditions of the offer and sale of the Pizza Hut Coop's Common Stock, as described in this Agreement and the Membership Information Packet, including the prohibition on the transfer to a third party of shares of Common Stock by virtue of the Pizza Hut Coop's Certificate of Incorporation and Bylaws and the provisions of applicable law. The Member consents to the placement on the stock certificates representing the shares of Common Stock purchased hereby of a legend concerning these restrictions on transfer.

Dated    February 9, 1999     NPC Management,
                              Inc.
                              Member (Name to Appear
                              on Certificates)


                              By: (Signature & Title,
                              if appropriate)


Social Security or            Street Address or P.O. Box
Federal Tax ID Number
                              City/State/Zip

Phone Number                  Fax Number


ACCEPTED AND AGREED TO:

PIZZA HUT NATIONAL PURCHASING COOP, INC.


By
Name:
Title:
Date: